UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 5, 2017

Date of report (Date of earliest event reported)

DATALINK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-29758	41-0856543
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10050 Crosstown Circle Suite 500 Eden Prairie, MN	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 944-3462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

At the special meeting of shareholders of Datalink Corporation, a Minnesota corporation (“Datalink”) held on January 5, 2017, the shareholders approved the following proposals:

1.              Proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 6, 2016 (which, as it may be amended from time to time, we refer to as the “merger agreement”), by and among Datalink, Insight Enterprises, Inc., a Delaware corporation (“Insight”), and Reef Acquisition Co., a Minnesota corporation and a direct, wholly owned subsidiary of Insight (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Datalink (the “merger”). The proposal was approved with a vote of 17,857,385 shares in favor, 34,152 shares against, 142,308 abstentions and no broker non-votes.

2.             Proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Datalink’s named executive officers in connection with the merger. The proposal was approved with a vote of 12,658,403 shares in favor, 4,839,770 shares against, 535,672 abstentions and no broker non-votes.

3.            Proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum. The proposal was approved with a vote of 16,938,296 shares in favor, 949,918 shares against, 145,631 abstentions and no broker non-votes; however this proposal was not necessary following the approval of the proposal to approve and adopt the merger agreement and was therefore not implemented.

Each proposal is described in detail in Datalink’s definitive proxy statement, dated November 29, 2016, which was filed with the Securities and Exchange Commission on November 29, 2016, and first mailed to Datalink’s shareholders on or about November 30, 2016, as amended and supplemented prior to the special meeting. The merger contemplated by the merger agreement is expected to close on January 6, 2017, subject to customary closing conditions.

As of the close of business on the record date for the meeting, which was November 23, 2016, there were 22,226,862 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock was entitled to one vote per share. Shareholders owning a total of 18,033,845 of Datalink’s shares of common stock voted at the special meeting, representing approximately 81.14% of Datalink’s shares of common stock outstanding as of the record date for the special meeting.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements.” Forward-looking statements can usually be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and other expressions which indicate future events or trends.

These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including the following: conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; uncertainties surrounding the transaction; the outcome of any legal proceedings related to the transaction; Datalink may be adversely affected by other economic, business, and/or competitive factors; risks that the pending transaction disrupts current plans and operations; the retention of key employees of Datalink; other risks to consummation of the transaction, including circumstances that could give rise to the termination of the merger agreement and the risk that the transaction will not be consummated within the expected time period or at all; and the other risks described from time to time in Datalink’s reports filed with the Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q and in other of Datalink’s filings with the SEC.

All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Datalink undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATALINK CORPORATION

Date: January 5, 2017	/s/ Gregory T. Barnum
Gregory T. Barnum
Vice President and Chief Financial Officer and Secretary

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